EX-10.1

EXECUTION VERSION

FORBEARANCE AGREEMENT

dated as of September 30, 2010

TBS International Limited

Commerce Building, One Chancery Lane

Hamilton HM 12 Bermuda

Re:          Forbearance Agreement (this “Forbearance Agreement”)

Ladies and Gentleman:

Reference is hereby made to those certain extensions of credit (the “Loans”) made pursuant to and as evidenced by, inter alia, (a) that certain Amended and Restated Credit Agreement, dated as of March 26, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among Albemarle Maritime Corp. and each of the other entities identified on the signature pages thereof as Borrowers (the “Borrowers”), TBS International plc and TBS International Limited, as guarantors (collectively, “Holdings”), TBS Shipping Services Inc., as Administrative Borrower (the “Administrative Borrower”), each of the financial institutions party thereto as lenders (the “Lenders”), Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Citibank, N.A. and DVB Group Merchant Bank (Asia) Ltd., as co-Syndication Agents, TD Banknorth, N.A., as Documentation Agent and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager; and (b) the other Loan Documents (as defined in the Credit Agreement).

Each Loan Party (as defined in the Credit Agreement) has advised the Administrative Agent and the Lenders and hereby acknowledges that (i) the Loan Parties have (a) failed to pay the installment of principal due on September 30, 2010 (the “Date of Default”), and thus have failed to comply with Section 2.07 of the Credit Agreement and (b) have failed to comply with Section 6.04 of the Credit Agreement due to such failure, and the failure to pay certain amounts due under other Indebtedness of the Loan Parties as more fully described in Schedule A hereto and (ii) as a result of such failures, and the occurrence of Defaults and Events of Default under certain other Indebtedness as set forth on Schedule A hereto, Events of Default under Sections 8.01(a), (c), (e) and (m) of the Credit Agreement have occurred and are continuing (the “Specified Defaults”).  The Loan Parties agree that, but for the terms of this Forbearance Agreement, the Administrative Agent may, if Required Lenders consent, and shall, at the direction of Required Lenders, proceed to enforce its rights and remedies under the Credit Agreement to collect the Borrowers’ indebtedness to the Administrative Agent and the Lenders under the Credit Agreement.  Notwithstanding the foregoing, the Borrowers have requested that the Administrative Agent and the Lenders forbear from enforcing their rights and remedies under the Credit Agreement, the other Loan Documents and applicable laws (the “Forbearance”) on the terms and conditions set forth herein.  In response to such request, the Administrative Agent and the Required Lenders hereby agree to refrain from enforcing such rights and remedies until the Forbearance Termination Date (as hereinafter defined), upon the following terms and conditions:

§1.  Definitions.  All capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

§2.  Ratification of Existing Agreements.  The Loan Parties confirm and agree that the Obligations, as evidenced by or otherwise arising under the Credit Agreement and the other Loan Documents, are, by the Loan Parties’ execution of this Forbearance Agreement, ratified and confirmed in all respects.  The Loan Parties confirm and agree that to the extent that any Loan Document purports to assign or pledge to the Administrative Agent, for the benefit of the Lenders, or to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in or lien on, any assets of the Loan Parties as security for any of the Obligations from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all of the Obligations, whether now existing or hereafter arising. In addition, by the execution of this Forbearance Agreement, each of the Loan Parties represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding as of the Forbearance Effective Date (as defined below) with respect to such Obligations.

§3.  Representations and Warranties.  All of the representations and warranties made by each of the Loan Parties in the Credit Agreement and the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except with respect to the occurrence of the Specified Defaults and to the extent that any of such representations and warranties relate by their terms to a prior date they shall be true and correct as of such prior date.

§4.  Forbearance Obligations.  Subject to all of the other terms and conditions set forth herein, and solely with respect to the Specified Defaults, the Administrative Agent and the Required Lenders agree to forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents to collect the indebtedness of the Borrowers to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents until that date (the “Forbearance Termination Date”) which is the earliest to occur of (i) November 15, 2010, (ii) the failure after the date hereof of any of the Loan Parties to comply with any of the terms or undertakings of this Forbearance Agreement, (iii) the failure after the date hereof of any of the Loan Parties to comply with any of the terms or undertakings of any amendment, waiver, forbearance or similar agreement with the lenders referred to in Section 6(b) or the expiration, for any reason, of any deferral, forbearance or similar period referred to therein, (iv) the occurrence after the date hereof of any Default or Event of Default (other than the Specified Defaults), and (v) the date that any of the Loan Parties or any Affiliate thereof or any Person or entity claiming by or through any of the Loan Parties joins in, assists, cooperates or participates as an adverse party or adverse witness in any suit or other proceeding against the Administrative Agent, the Lenders or any of their respective Affiliates relating to the indebtedness referred to as the Obligations or any amounts owing hereunder in connection with or related to any of the transactions contemplated by the Credit Agreement, the other Loan Documents, this Forbearance Agreement or any documents, agreements or instruments executed in connection with any of the foregoing (each of the foregoing conditions described in the immediately preceding clauses (i)-(v) being referred to as a “Forbearance Termination Event”).  Upon the Forbearance Termination Date, the agreements of the Administrative Agent and the Required Lenders to forbear from exercising their rights and remedies in respect of the Specified Defaults set forth herein shall automatically, without the requirement of any notice to any Loan Party, terminate and the Administrative Agent and the Lenders shall be free in their sole and absolute discretion to proceed to enforce any or all of their rights and remedies set forth in this Forbearance Agreement, the Credit Agreement, the other Loan Documents and applicable law, including, without limitation, the right to demand the immediate repayment of the Loans and the right to immediate repayment of all other Obligations in full.

§5.  Covenants.  Each of the Administrative Agent, the Required Lenders and the Loan Parties hereby covenant and agree with and for the benefit of the Administrative Agent and the Lenders, notwithstanding anything to the contrary contained in the Credit Agreement or any of the other Loan Documents, as follows:

(a)           Credit Extensions.  From and after the Date of Default, neither the Administrative Agent nor the Lenders shall have any obligation or commitment to make any Credit Extension or other extensions of credit to, or for the benefit of, the Borrowers or any other Loan Party under the Loan Documents or otherwise.

(b)           Interest Rates.  From and after the Date of Default, (i) pursuant to Section 2.08(b)(iii) of the Credit Agreement, interest shall accrue on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and (ii) until the Forbearance Termination Date, notwithstanding anything contained in Section 2.02(c) of the Credit Agreement to the contrary, to the extent any Loan may be converted to or continued as Eurodollar Rate Loans under the Credit Agreement, such Eurodollar Rate Loan may only be continued for either one- or three-month Interest Periods in order to permit the Borrowers to continue accounting for interest rate hedging arrangements in the same manner in which such arrangements are currently treated.  Interest on each Loan shall continue to be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as specified in the Credit Agreement and the Borrower agrees to pay all interest then due and payable on each such Interest Payment Date.

(c)           Borrowers’ Restructuring Advisor.  By no later than Monday, October 11, 2010, the Borrowers shall select and engage a financial advisor to represent the Borrowers (the “Borrowers’ Restructuring Advisor”), which Borrowers’ Restructuring Advisor shall be selected from one the restructuring advisors set forth on Schedule B hereto, or such other restructuring advisor as may be reasonably agreed by Borrowers and Administrative Agent.  The engagement letter between the Borrowers and the Borrower’s Restructuring Advisor setting forth the terms and scope of the Borrowers’ Restructuring Advisor’s engagement shall be in form and substance reasonably satisfactory to the Administrative Agent.  The Borrowers hereby authorize the Administrative Agent and any of its designees to at any time and from time to time communicate directly with the Borrowers’ Restructuring Advisor regarding any aspect of its findings and of such Borrower’s business; provided that the Administrative Agent shall provide the Borrowers prior notice of and a reasonable opportunity to participate in such discussions.  Notwithstanding the foregoing, the Administrative Agent acknowledges that Borrowers’ Restructuring Advisor represents the Borrowers and not the Administrative Agent or the Lenders, and that neither the Administrative Agent nor the Lenders shall be entitled to direct Borrowers’ Restructuring Advisor to take or refrain from taking any action.  The Borrowers agree that any final reports of the Borrowers’ Restructuring Advisor provided to the-Borrowers will also be provided to the Lenders within a reasonable period of time following the Borrowers’ receipt of such final report.

(d)           Compliance with Loan Documents. Each Loan Party will, and will cause each of its Subsidiaries to, comply and continue to comply with all of the terms, covenants and provisions contained in the Loan Documents to which each is a party and any other instruments evidencing or creating any of the Obligations except as such terms, covenants and provisions are expressly modified in Section 4 or this Section 5.

(e)           Reporting.

i.              Weekly Cash Flow Reports.  The Loan Parties shall deliver, commencing on the date hereof and every week thereafter to the Administrative Agent, on or before Tuesday of such week, a rolling 13-week forecast of cash flows of Holdings and its Subsidiaries on a consolidated basis (the “Cash Flow Forecast”) which shall include a rolling comparative analysis of the actual cash flow for each completed week against the forecast for such week and an explanation for any significant variances between such results and the forecast, which shall be in form and detail satisfactory to the Administrative Agent.  The Cash Flow Forecast may be delivered electronically; provided that the Loan Parties shall deliver paper copies of the Cash Flow Forecast to the Administrative Agent upon request.

ii.             Monthly Operating Reports.  Holdings shall deliver, together with the documents required to be delivered on a monthly basis to the Administrative Agent pursuant to Section 6.01(d) of the Credit Agreement, a monthly operating report setting forth the Loan Parties’ actual financial results on a comparative basis against the forecast for such period, including an explanation for any significant variances between such results and the Cash Flow Forecast.

(f)            Inspection Rights.  Each Loan Party hereby confirms its obligations under Section 6.10 of the Credit Agreement to permit representatives and independent contractors of the Administrative to visit and inspect any of its properties and make examinations, in each case, subject to the terms and conditions set forth therein.

(g)           Further Assurances. Each Loan Party will, and will cause its Subsidiaries to, at any time or from time to time execute and deliver such further instruments, each in form and substance satisfactory to the Administrative Agent, and take such further action as the Administrative Agent may reasonably request, in each case further to effect the purposes of this Forbearance Agreement, the Loan Documents and all documents, agreements and instruments executed in connection therewith.

§6.  Conditions to Effectiveness.  The Administrative Agent, the Required Lenders and the Loan Parties agree that the forbearance obligations of the Administrative Agent and the Lenders herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to the Administrative Agent, on September 30, 2010 (the “Forbearance Effective Date”):

(a)           The Loan Parties, the Required Lenders and the Administrative Agent shall have executed and delivered to the Administrative Agent this Forbearance Agreement.

(b)           The applicable Subsidiaries of the Loan Parties shall have entered into amendments, waivers, forbearances or other modifications reasonably satisfactory to the Administrative Agent of each loan agreement evidencing the existing Indebtedness of such Subsidiaries of the Loan Parties described on Schedule 7.02 of the Credit Agreement and any other material Indebtedness of such Subsidiaries (including, without limitation, the various loan agreements among certain Subsidiaries of Holdings and The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd., Credit Suisse, AIG Commercial Equipment Finance, Inc, Commerzbank AG and Berenberg Bank) deferring or forbearing any rights with respect to the failure to make any payments of principal due under such loan agreements to a date which is no earlier than the Forbearance Termination Date, and the Administrative Agent shall have received a signed Officer’s Certificate, certified by a duly authorized officer of Holdings to be true and complete, attaching true, correct and complete fully executed copies of each such amendment, forbearance, waiver and modification to each such loan agreement.

(c)           The Administrative Agent shall have received evidence that all corporate action necessary for the valid execution and delivery by the Loan Parties of this Forbearance Agreement and the performance of the transactions contemplated hereby and thereby shall have been taken.

(d)           The Administrative Agent shall have received payment for the fees, and expenses including, without limitation, fees and expenses incurred by their counsel and their Restructuring Advisors and other consultants, for which invoices or estimates therefor have been provided to the Loan Parties on or prior to the Forbearance Effective Date.

(e)           The representations and warranties of each of the Loan Parties in the Credit Agreement and the other Loan Documents shall be true and correct as of the Forbearance Effective Date, except with respect to the occurrence of the Specified Defaults referred to herein and to the extent that any of such representations and warranties relate by their terms to a prior date they shall be true and correct as of such prior date.

(f)            There shall have occurred no Default or Event of Default other than the Specified Defaults.

§8.  No Present Claims; Release.  The Loan Parties hereby acknowledge and agree that, as of the date hereof: (a) none of the Loan Parties or any of their Affiliates has any claim or cause of action against the Administrative Agent or any Lender (or any of their directors, officers, employees, attorneys or agents); (b) none of the Loan Parties or any of their Affiliates, has offset rights, counterclaims or defenses of any kind against any of their obligations, indebtedness or liabilities to the Administrative Agent or any Lender; and (c) the Administrative Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties and each of their Affiliates.  The Administrative Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Administrative Agent or the Lenders.  Therefore, the Loan Parties, each on its own behalf and on behalf of each of its respective successors and assigns, hereby waives, releases and discharges the Administrative Agent and the Lenders and all of their directors, officers, employees, attorneys and agents, from any and all claims, demands, actions or causes of action on or before the date hereof and arising out of or in any way relating to the Credit Agreement, the Loan Documents and any other documents, instruments, agreements (including this Forbearance Agreement), dealings or other matters connected with the Credit Agreement, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or prior to the date of this Forbearance Agreement related to the Credit Agreement.  The waivers, releases, and discharges contained in this paragraph shall be effective regardless of any other event that may occur or not occur prior to, or on or after the date hereof.

§9.  Expenses.  The Loan Parties jointly and severally agree to pay on demand all expenses incurred by the Administrative Agent and the Lenders in connection with the transactions contemplated by this Forbearance Agreement and in connection with any amendments or waivers (whether or not the same become effective) hereof and all expenses incurred by the Administrative Agent in connection with the enforcement of any rights hereunder, including, without limitation, (i) the cost and expenses of preparing and duplicating this Forbearance Agreement, (ii) the reasonable legal fees and all charges for costs, expenses and disbursements of Bingham McCutchen LLP, special counsel to the Administrative Agent, in connection with the transactions contemplated by this Forbearance Agreement and any amendments, modifications, approvals, consents or waivers hereunder,  and (iii) all expenses, costs and liabilities, incurred by the Administrative Agent in connection with (A) the interpretation and administration of and exercise, enforcement or preservation of rights under this Forbearance Agreement against any of the Loan Parties or any of their officers or employees party thereto or the administration thereof whether before or after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the relationship of the Administrative Agent with the Loan Parties.

§10.  Amendments.  This Forbearance Agreement shall not be amended without the written consent of the Administrative Agent and the Required Lenders.

§11.  No Waiver.  Except as otherwise expressly provided for in this Forbearance Agreement, nothing in this Forbearance Agreement shall extend to or affect in any way any of the rights or obligations of the Loan Parties or any of the Administrative Agent’s or Lenders’ obligations, rights and remedies arising under the Credit Agreement.  The Administrative Agent and the Lenders shall not be deemed to have waived any or all of their rights or remedies with respect to any Default or Event of Default existing on the date hereof or arising hereafter.

§12.  Marshalling.  The Administrative Agent and the Lenders shall not be required to marshal any present or future collateral security for the Loan Parties’ obligations to the Administrative Agent and the Lenders under the Credit Agreement or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that they lawfully may, the Loan Parties hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the Administrative Agent’s or any Lenders’ rights under any document, agreement or instrument evidencing or securing the Loan Parties’ obligations to the Administrative Agent and the Lenders under the Credit Agreement and, to the extent that it lawfully may, each of the Loan Parties hereby irrevocably waives the benefits of all such laws.

§13.  Miscellaneous.

(a)           THIS FORBEARANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401 AND §5-1402).

(b)           This Forbearance Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Forbearance Agreement by facsimile, telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Forbearance Agreement.

(c)           This Forbearance Agreement shall constitute a Loan Document under the Credit Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Credit Agreement; and all obligations included in this Forbearance Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Credit Agreement and secured by the collateral security for the Obligations.

(d)           Wherever possible, each provision of this Forbearance Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Forbearance Agreement shall be prohibited by or rendered invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Forbearance Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If you are in agreement with the foregoing, please sign and return the enclosed copy of this Forbearance Agreement to the Administrative Agent.

The Borrowers:

ALBEMARLE MARITIME CORP.
ARDEN MARITIME CORP.
AVON MARITIME CORP.
BIRNAM MARITIME CORP.
BRISTOL MARITIME CORP.
CHESTER SHIPPING CORP.
CUMBERLAND NAVIGATION CORP.
DARBY NAVIGATION CORP.
DOVER MARITIME CORP.
ELROD SHIPPING CORP.
EXETER SHIPPING CORP.
FRANKFORT MARITIME CORP.
GLENWOOD MARITIME CORP.
HANSEN SHIPPING CORP.
HARTLEY NAVIGATION CORP.
HENLEY MARITIME CORP.
HUDSON MARITIME CORP.
JESSUP MARITIME CORP.
MONTROSE MARITIME CORP.
OLDCASTLE SHIPPING CORP.
QUENTIN NAVIGATION CORP.
RECTOR SHIPPING CORP.
REMSEN NAVIGATION CORP.
SHEFFIELD MARITIME CORP.
SHERMAN MARITIME CORP.
STERLING SHIPPING CORP.
STRATFORD SHIPPING CORP.
VEDADO MARITIME CORP.
VERNON MARITIME CORP.
WINDSOR MARITIME CORP.

By:	/s/ Tara DeMakes
Name:	Tara DeMakes
Title:	Attorney-in-Fact

Holdings:

TBS INTERNATIONAL LIMITED

By:	/s/ Tara DeMakes
Name:	Tara DeMakes
Title:	Attorney-in-Fact

TBS INTERNATIONAL PLC

By:	/s/ Tara DeMakes
Name:	Tara DeMakes
Title:	Attorney-in-Fact

The Administrative Borrower:

TBS SHIPPING SERVICES INC.

By:	/s/ Tara DeMakes
Name:	Tara DeMakes
Title:	Secretary

The Guarantors:

TBS U.S. ENTERPRISES LLC

By: TBS SHIPPING SERVICES INC., its sole member

	By:	/s/ Tara DeMakes
	Name:	Tara DeMakes
	Title:	Secretary

TBS ENERGY LOGISTICS L.P.

By: TBS U.S. ENTERPRISES LLC, its general partner

By: TBS SHIPPING SERVICES INC., its sole member

	By:	/s/ Tara DeMakes
	Name:	Tara DeMakes
	Title:	Secretary

The Guarantors (continued):

TBS LOGISTICS INCORPORATED

By:	/s/ Tara DeMakes
Name:	Tara DeMakes
Title:	Assistant Secretary

ROYMAR SHIP MANAGEMENT, INC.
TBS SHIPPING SERVICES INC.
AZALEA SHIPPING & CHARTERING, INC.
COMPASS CHARTERING CORP.

By:	/s/ Tara DeMakes
Name:	Tara DeMakes
Title:	Secretary

TBS INTERNATIONAL PLC
TBS INTERNATIONAL LIMITED
TBS HOLDINGS LIMITED
WESTBROOK HOLDINGS LTD.
TRANSWORLD CARGO CARRIERS, S.A.
MERCURY MARINE LTD. (F/K/A TBS LOGISTICS LTD.)
TBS WORLDWIDE SERVICES INC.
BEEKMAN SHIPPING CORP.
FAIRFAX SHIPPING CORP.
LEAF SHIPPING CORP.
PACIFIC RIM SHIPPING CORP.
TBS AFRICAN VENTURES LIMITED
TBS DO SUL LTD.
TBS EUROLINES, LTD.
TBS HOLDINGS LIMITED
TBS LATIN AMERICA LINER, LTD.
TBS MIDDLE EAST CARRIERS, LTD.
TBS NORTH AMERICA LINER LTD.
TBS OCEAN CARRIERS, LTD.
TBS PACIFIC LINER, LTD.
TBS WAREHOUSE & DISTRIBUTION GROUP LTD.
TBS WAREHOUSE & EQUIPMENT HOLDINGS LTD.
TBS LOGISTICS INCORPORATED
TBSI NEW SHP DEVELOPMENT CORP.
TBS MINING LIMITED

By:	/s/ Tara DeMakes
Name:	Tara DeMakes
Title:	Attorney-in-Fact

The Administrative Agent:

BANK OF AMERICA, N.A.

By:	/s/ Robert L. Wallace, Jr.
Name: Robert L. Wallace, Jr.
Title: Senior Vice President

The Required Lenders:

BANK OF AMERICA, N.A.

By:	/s/ Robert L. Wallace, Jr.
Name: Robert L. Wallace, Jr.
Title: Senior Vice President

The Required Lenders (continued):

DVB GROUP MERCHANT BANK (ASIA) LTD.,
as co-Syndication Agent and a Lender

By:	/s/ Maarten Vis
Name: Maarten Vis
Title: Director

CITIBANK, N.A., as co-Syndication Agent and a Lender

By:	/s/ Mack McElwain
Name: Mack McElwain
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Richard B. Soulsberry
Name: Richard B. Soulsberry
Title: Vice President

CAPITAL ONE LEVERAGE FINANCE CORP., as a Lender

By:	/s/ Thomas F. Furst
Name: Thomas F. Furst
Title: Vice President

WEBSTER BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Stephen Corcorin
Name: Stephen Corcorin
Title: Senior Vice President

COMERICA BANK, as a Lender

By:	/s/ Michael Krzystowczyk
Name: Michael Krzystowczyk
Title: Senior Vice President

Schedule A

1.               Loan Agreement dated March 29, 2007 by and among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., and Suswyck Maritime Corp., as joint and several Borrowers, the Lenders party thereto, and The Royal Bank of Scotland plc, as Agent, Security Trustee and Swap Bank.

2.               Guarantee Facility Agreement dated March 29, 2007 by and between Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., and Suswyck Maritime Corp., as joint and several Obligors, and The Royal Bank of Scotland plc, as Issuer.

3.               Loan dated as of December 7, 2007 by and among Claremont Shipping Corp and Yorkshire Shipping Corp., as Borrowers, and Credit Suisse, as Lender.

4.               Loan Agreement dated as of January 16, 2008 by and among Bedford Maritime Corp., Brighton Maritime Corp., Hari Maritime Corp., Prospect Navigation Corp., Hancock Navigation Corp., Columbus Maritime Corp. and Whitehall Marine Transport Corp., as joint and several Borrowers, TBS International Limited, as Guarantor, the Lenders party thereto, DVB Group Merchant Bank (Asia) Ltd., as Facility Agent and Security Trustee, The Governor and Company of the Bank of Ireland, as Payment Agent, and DVB Bank AG, The Governor and Company of the Bank of Ireland and Natixis, as Swap Banks.

5.               Loan Agreement dated as of February 29, 2008 by and among Amoros Maritime Corp., Lancaster Maritime Corp., and Chatham Maritime Corp., as Borrowers, TBS International Limited, as Parent Guarantor, and AIG Commercial Equipment Finance, Inc., as Lender.

6.               Loan Agreement dated as of June 2, 2008, by and between Dyker Maritime Corp., as Borrower, and Commerzbank AG, as Lender.

7.               Loan Agreement dated June 19, 2008, by and between Grainger Maritime Corp., as Borrower, and Joh. Berenberg, Gossler & Co. KG as Lender.

Schedule B

AlixPartners

Alvarez & Marsal

FTI Consulting

Miller Buckfire

The Blackstone Group LP

Zolfo Cooper